As filed with the Securities and Exchange Commission on January 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareDx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, 4th Floor

Brisbane, California 94005

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan, as amended

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Alexander L. Johnson

President of Patient and Testing Services

CareDx, Inc.

8000 Marina Boulevard, 4th Floor

Brisbane, California 94005

(415) 287-2300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul Hastings LLP

Jeffrey T. Hartlin, Esq.

Samantha H. Eldredge, Esq.

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: (1) 2,060,135 additional shares of Common Stock issuable pursuant to the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and (2) 133,900 additional shares of Common Stock issuable pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”). The Registrant’s stockholders have previously approved the 2014 Plan and the 2014 ESPP, including the shares of Common Stock available for issuance pursuant thereto.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-197493, 333-203128, 333-217462, 333-225991, 333-231523, 333-239277, 333-258577, 333-264273, and 333-270067) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 18, 2014, May 31, 2015, April 26, 2017, June 29, 2018, May 15, 2019, June 18, 2020, August 6, 2021, April 13, 2022 and February 27, 2023 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 13,458,240 shares of Common Stock under the 2014 Plan and an aggregate of 1,294,369 shares of Common Stock under the 2014 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 8, 2023;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023;

(e)

The Registrant’s Current Reports on Form 8-K filed with the SEC on March  28, 2023, April  3, 2023, June  20, 2023, September  25, 2023, September  26, 2023, November 1, 2023 (other than the information furnished under Item 7.01 and Exhibit 99.1 thereto) and December 22, 2023; and

(f)

The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36536), filed with the SEC on July 11, 2014, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

CareDx, Inc.

8000 Marina Boulevard, 4th Floor

Brisbane, California 94005

(415) 287-2300

Attn: President of Patient and Testing Services

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2014 and incorporated herein by reference).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 21, 2021 and incorporated herein by reference).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2023 and incorporated herein by reference).

3.4	Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2023 and incorporated herein by reference).

4.1	Form of Registrant’s Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K on March 31, 2015 and incorporated herein by reference).

4.2	2014 Equity Incentive Plan, as amended (previously filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2021 and incorporated herein by reference).

4.3	2014 Employee Stock Purchase Plan (previously filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-197493) on July 18, 2014 and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, California, on January 12, 2024.

CAREDX, INC.

By:	/s/ Alexander L. Johnson
Alexander L. Johnson President of Patient and Testing Services

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander L. Johnson and Abhishek Jain, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alexander L. Johnson	President of Patient and Testing Services	January 12, 2024
Alexander L. Johnson	(Principal Executive Officer)

/s/ Abhishek Jain	Chief Financial Officer	January 12, 2024
Abhishek Jain	(Principal Financial and Accounting Officer)

/s/ George W. Bickerstaff, III	Director	January 12, 2024
George W. Bickerstaff, III

/s/ Fred E. Cohen	Director	January 12, 2024
Fred E. Cohen

/s/ Grace Colón	Director	January 12, 2024
Grace Colón

/s/ Christine M. Cournoyer	Director	January 12, 2024
Christine M. Cournoyer

/s/ Michael Goldberg	Director	January 12, 2024
Michael Goldberg

/s/ William Hagstrom	Director	January 12, 2024
William Hagstrom

/s/ Peter Maag	Director	January 12, 2024
Peter Maag

/s/ Arthur Torres	Director	January 12, 2024
Arthur Torres

/s/ Hannah Valantine	Director	January 12, 2024
Hannah Valantine